UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015 (September 1, 2015)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 832-2420
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Mead Johnson Nutrition Company (the “Company”), as of September 1, 2015, the Company appointed Mr. Michel Martinus Gerardus Cup as the Company's Executive Vice President and Chief Financial Officer. Simultaneous with this appointment, the Company has also appointed Mr. Cup as the Company's Controller and Treasurer. In his capacity as Controller, Mr. Cup shall be the Company's chief accounting officer. As a result, Mr. Charles M. Urbain will no longer serve as the Company's Interim Controller and Treasurer as of September 1, 2015.
Michel Cup, age 45, was most recently the Chief Financial Officer (CFO) of D.E Master Blenders 1753, an international coffee and tea business headquartered in the Netherlands. Mr. Cup led the carve-out of D.E Master Blenders 1753 from Sara Lee, including its listing on the Dutch stock exchange in 2012. Prior to joining D.E. Master Blenders 1753, Mr. Cup served as Chief Financial Officer of Provimi from 2010-2011 and as Finance Director of Akzonobel’s Decorative Paints business in Europe from 2009-2010. Mr. Cup has also held senior finance roles in Numico’s Baby and Medical Nutrition business from 1999-2008, including CFO Baby Nutrition Asia Pacific. Mr. Cup began his career with Deloitte where he held various audit and accounting roles from 1993-1999. Mr. Cup holds a bachelor’s degree in accounting from Hogeschool Sittard in the Netherlands and a post-doctoral degree in chartered accounting from the University of Tilburg in the Netherlands.
Mr. Cup's compensation arrangement with the Company is fully described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2015.
As also previously reported by the Company, as of September 1, 2015, the Company appointed Mr. Urbain to serve as its Executive Vice President and Chief Operating Officer responsible for the commercial performance of the Company’s operating regions.
Mr. Urbain, age 61, had been the Company's Interim Chief Financial Officer since March 2015 and had served as the Company’s Interim Controller and Treasurer since May 2015. He had served as our Senior Vice President, Stakeholder Relations and Chief Development Officer from January 2012 to March 2015, which role included leadership of the Company's global human resources function. Mr. Urbain previously had been our President, Asia and Europe from January 2009 through December 2011 and has been continuously employed by Mead Johnson or Bristol-Myers Squibb Company (“BMS”) since February 1987 in various capacities. From June 2008 to January 2009, he served as Senior Vice President, North America, Latin America and Europe. From June 2007 to June 2008, Mr. Urbain served as Senior Vice President, North America and Europe. From January 2004 to June 2007, Mr. Urbain served as Senior Vice President, International, and from January 2001 to January 2004, he served as Senior Vice President, Latin America, Canada and Europe. From January 1999 to December 2000, Mr. Urbain served as Chief Financial Officer of the Mead Johnson division of BMS.
In connection with his appointment as Executive Vice President and Chief Operating Officer of the Company, the Company entered into an employment letter with Mr. Urbain pursuant to which he is entitled to the following compensation and benefits:

•	Annual base salary of $600,000, effective September 1, 2015;

•	Target annual incentive award under the Company’s Senior Executive Performance Incentive Plan of 85% of base salary;

•	Annual grants under the Company’s Long Term Incentive Plan similar to other senior executives of the Company;

•	Other benefits provided by the Company to its senior executives under the relevant plans, as described in the Company’s 2015 proxy statement.

Item 9.01: Financial Statements and Exhibits.

(d)    Exhibits

10.1	Employment Letter, dated September 1, 2015, between Mead Johnson Nutrition Company and Mr. Urbain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: September 1, 2015	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary